UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 18, 2020

Evans Bancorp, Inc.
_______________________________________
(Exact Name of Registrant as Specified in Charter)

New York	001-35021	16-1332767
______________________________ (State or Other Jurisdiction	_______________ (Commission	___________________ (I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Grimsby Drive, Hamburg, New York		14075
_____________________________________________ (Address of Principal Executive Offices)		____________ (Zip Code)

Registrant’s Telephone Number, Including Area Code:	716-926-2000

Not Applicable
____________________________________________________
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 18, 2020, the Board of Directors of Evans Bancorp, Inc., (the “Company") declared a cash dividend of $0.58 per share on its outstanding common stock. The Company has approximately 5.4 million shares outstanding. The dividend is payable on October 6, 2020 to shareholders of record as of September 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

August 18, 2020	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President and Chief Executive Officer